                                 LEASE AGREEMENT



                                     BETWEEN



                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                                    Landlord



                                       AND



                              NEOWARE SYSTEMS, INC.
                                     TENANT



                                       AT



                               3200 HORIZON DRIVE
                          KING OF PRUSSIA, PENNSYLVANIA

                                 LEASE AGREEMENT

                                      INDEX

SS.        SECTION                                                          PAGE

1.     BASIC LEASE TERMS AND DEFINITIONS.......................................1
2.     PREMISES................................................................2
3.     USE.....................................................................2
4.     TERM; POSSESSION........................................................2
5.     RENT....................................................................2
6.     OPERATING EXPENSES......................................................2
7.     UTILITIES...............................................................2
8.     INSURANCE; WAIVERS; INDEMNIFICATION.....................................3
9.     MAINTENANCE AND REPAIRS.................................................4
10.    COMPLIANCE..............................................................4
11.    SIGNS...................................................................5
12.    ALTERATIONS.............................................................5
13.    MECHANICS' LIENS........................................................5
14.    LANDLORD'S RIGHT OF ENTRY...............................................5
15.    DAMAGE BY FIRE OR OTHER CASUALTY........................................6
16.    CONDEMNATION............................................................6
17.    QUIET ENJOYMENT.........................................................6
18.    ASSIGNMENT AND SUBLETTING...............................................6
19.    SUBORDINATION; MORTGAGEE'S RIGHTS.......................................7
20.    TENANT'S CERTIFICATE; FINANCIAL INFORMATION.............................7
21.    SURRENDER...............................................................7
22.    DEFAULTS - REMEDIES.....................................................7
23.    TENANT'S AUTHORITY......................................................9
24.    LIABILITY OF LANDLORD...................................................9
25.    MISCELLANEOUS..........................................................10
26.    NOTICES................................................................10
27.    SECURITY DEPOSIT.......................................................10


RIDER 1
-------

ADDITIONAL DEFINITIONS.......................................................R-1

RIDER 2
-------

28.    TENANT IMPROVEMENTS; TENANT ALLOWANCE.................................R-3
29.    JANITORIAL SERVICES...................................................R-3
30.    OPTION TO EXTEND TERM.................................................R-3
31.    VISITOR PARKING.......................................................R-4
32.    BROKER................................................................R-4

         THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Landlord"), and NEOWARE SYSTEMS, INC., a corporation organized under the laws of Delaware ("Tenant"), and is dated as of the date on which this Lease has been fully executed by Landlord and Tenant.

1. Basic Lease Terms and Definitions.

   (A) PREMISES: As shown on EXHIBIT "A", consisting of 31,558 rentable square feet.

   (B) BUILDING: 91,071 rentable square feet.
       Address:  3200 Horizon Drive, King of Prussia, Pennsylvania

   (C) TERM: Seven (7) years from the Commencement Date (plus any partial month from the Commencement Date until the first day of the next full calendar month during the Term).

   (D) COMMENCEMENT DATE: November 1, 2005 (Provided that upon five days written notice to Landlord Tenant may enter the Premises subject to all the terms of this lease except the obligation to pay Monthly Rent to construct Tenant Improvements).

   (E) EXPIRATION DATE: The last day of the Term.

   (F) MINIMUM ANNUAL RENT: Commencing on the earlier of November 1, 2005, or the date that Landlord opens for business and payable in monthly installments as follows:


  Lease Year     RSF         Annual          Monthly           Lease Year      RSF         Annual           Monthly
--------------------------------------------------------------------------------------------------------------------
       1        $10.60     $334,514.80      $27,876.23              5        $12.60      $397,630.80      $33,135.90
       2        $11.10     $350,293.80      $29,191.15              6        $13.10      $413,409.80      $34,450.82
       3        $11.60     $366,072.80      $30,506.07              7        $13.60      $429,188.80      $35,765.73
       4        $12.10     $381,851.80      $31,820.98


   (G) ANNUAL OPERATING EXPENSES: $254,357.00 payable in monthly installments of $21,196.46, subject to adjustment as provided in this Lease, payable commencing on the Commencement Date.

   (H) TENANT'S SHARE: 34.65% (also see Definitions)

   (I) USE: General business office, warehousing and repair/configuration of computer equipment.

   (J) SECURITY DEPOSIT: $45,000.00

   (K) ADDRESSES FOR NOTICES:

       Landlord:  Liberty Property Limited Partnership               Tenant:   Before the Commencement Date:
                  500 Chesterfield Parkway                                     400 Feheley Drive
                  Malvern, PA  19355                                           King of Prussia, Pennsylvania 19406
                  Attention:  Senior Vice President/City Manager

                                                                     On or after the Commencement Date: Premises

   (L) GUARANTOR: None

   (M) ADDITIONAL DEFINED TERMS: See Rider 1 for the definitions of other capitalized terms.

   (N) CONTENTS: The following are attached to and made a part of this Lease:

       Rider 1 - Additional Definitions    Exhibits: "A" - Plan of Premises
       Rider 2 - Sections 28 - 32                    "B" - Building Rules
                                                     "C" - Estoppel Certificate Form
                                                     "D" - Multi-Tenant Lobby Plan

2. PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right in common with others to use the Common Areas. Except for the work to be performed by Landlord pursuant to Section 28(a) of this lease, Tenant accepts the Premises, Building and Common Areas "AS IS", without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Landlord represents to Tenant that the Building (including the Premises) and its systems are in good working order and condition. Landlord and Tenant stipulate and agree to the rentable square footage set forth in Section 1(a) above without regard to actual measurement.

3. USE. Tenant shall occupy and use the Premises only for the Use specified in Section l above. Tenant shall not permit any conduct or condition which may endanger, disturb or otherwise interfere with any other Building occupant's normal operations or with the management of the Building. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Premises. Tenant may use all Common Areas only for their intended purposes. Landlord shall have exclusive control of all Common Areas at all times.

4. TERM; POSSESSION. The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with this Lease. If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant as of the Commencement Date, Tenant will take possession on the date Landlord delivers possession, which date will then become the Commencement Date (and the Expiration Date will be extended so that the length of the Term remains unaffected by such delay). If Landlord does not deliver possession of the Premises to Tenant on or before October 1, 2005, Tenant may terminate this lease by written notice delivered to Landlord on or before October 1, 2005.

5. RENT. Tenant agrees to pay to Landlord, without demand, deduction or offset, Minimum Annual Rent and Annual Operating Expenses for the Term. Tenant shall pay the Monthly Rent, in advance, on the first day of each calendar month during the Term, at Landlord's address designated in Section 1 above unless Landlord designates otherwise; provided that Monthly Rent for the first full month shall be paid at the signing of this Lease. If the Commencement Date is not the first day of the month, the Monthly Rent for that partial month shall be apportioned on a per diem basis and shall be paid on or before the Commencement Date at the rate applicable for Lease Year 1 as set forth in Section 1(f). Tenant shall pay Landlord a service and handling charge equal to 5% of any Rent not paid within 7 days after the date due. In addition, any Rent, including such charge, not paid within 7 calendar days after the due date will bear interest at the Interest Rate from the date due to the date paid. If any taxes, special assessments, fees or other charges (other than an income or gross receipts tax, unless such taxes are a substitute for real property taxes) are imposed against Landlord by any authority with respect to the Rent, Tenant will pay these amounts to Landlord when due.

6. OPERATING EXPENSES. The amount of the Annual Operating Expenses set forth in
Section 1(g) above represents Tenant's Share of the estimated Operating Expenses for the calendar year in which the Term commences. Not less than once each year, Landlord shall increase such amount from time to time if the estimated Annual Operating Expenses increase or shall decrease such amount from time to time if the estimated Annual Operating Expenses decrease. Landlord may also invoice Tenant separately from time to time for Tenant's Share of any extraordinary or unanticipated Operating Expenses subject to providing supporting information for such expenses. By April 30th of each year (and as soon as practical after the expiration or termination of this Lease or, at Landlord's option, after a sale of the Property), Landlord shall provide Tenant with a statement of Operating Expenses for the preceding calendar year or part thereof. Within 30 days after delivery of the statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord's option, Landlord may credit Tenant's account for any overpayment. If Tenant does not give Landlord notice within 30 days after receiving Landlord's statement that Tenant disagrees with the statement and specifying the items and amounts in dispute, Tenant shall be deemed to have waived the right to contest the statement. Landlord's and Tenant's obligation to pay any overpayment or deficiency due the other pursuant to this Section shall survive the expiration or termination of this Lease. Notwithstanding any other provision of this Lease to the contrary, Landlord may, in its reasonable discretion, determine from time to time the method of computing and allocating Operating Expenses, including the method of allocating Operating Expenses to various types of space within the Building to equitably reflect any disparate levels of services provided to different types of space. If the Building is not fully occupied during any period, Landlord may make a reasonable adjustment based on occupancy in computing the Operating Expenses for such period so that Operating Expenses are computed as though the Building had been fully occupied. Tenant shall be entitled at any reasonable time during regular business hours, but no more than once in each calendar year, after giving to Landlord at least five (5) business days prior written notice not later than forty five (45) days after receipt of any Operating Expense statement, to inspect in Landlord's business office all Landlord's records necessary to satisfy itself that all charges have been correctly allocated to Tenant

7. UTILITIES. (A) Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to the Premises. Except to the extent Landlord elects to provide any such services and invoice Tenant for the cost or include the cost in Operating Expenses, Tenant shall obtain service in its own name and timely pay all charges directly to the provider. Landlord shall have the exclusive right to select, and to change, the companies providing such services to the Building or Premises. Any wiring, cabling or other equipment necessary to connect Tenant's telecommunications equipment shall be Tenant's responsibility, and shall be installed in a manner approved by Landlord. For those utilities which are not sub metered or separately metered, in the event Tenant's consumption of any such utility or other service included in Operating Expenses is excessive when compared with other occupants of the Property, Landlord may invoice Tenant separately for, and Tenant shall pay on demand, the cost of Tenant's excessive consumption, as reasonably determined by Landlord. Landlord shall provide information supporting such determination to Tenant.

     (B) Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of this Lease. Notwithstanding any thing to the contrary in this Lease, if Tenant is prevented from receiving electricity, heat, natural gas, air conditioning, water, sewer or septic service or any other service or utility that Tenant is entitled to receive under this Lease, and such interruption (i) is due to a cause within Landlord's control, (ii) continues for in excess of five (5) consecutive business days, and (iii) renders the Premises untenantable (in whole or in material part) or makes it impracticable for Tenant to conduct its business in the Premises, then Tenant may give written notice to Landlord that the Premises are untenantable or that Tenant cannot practically conduct its business as a result thereof, and Annual Minimum Rent and Operating Expenses and other charges shall abate commencing on the day of such notice (and, if less than all of the Premises are affected by such interruption, such abatement shall be pro-rated according to the area so affected) until such time as such services or utilities are restored. The provisions of this paragraph shall not apply to repairs or changes to the extent that such payments are abated under other provisions of this Lease.

8. INSURANCE; WAIVERS; INDEMNIFICATION.

     (A) Landlord shall maintain insurance against loss or damage to the Building or the Property with coverage for perils as set forth under the "Causes of Loss-Special Form" or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the Building (excluding coverage of Tenant's personal property and any Alterations by Tenant), and such other insurance, including rent loss coverage, as Landlord may reasonably deem appropriate or as any Mortgagee may require. Landlord shall maintain commercial general liability insurance with respect to the Property in such amount as it shall reasonably determine.

     (B) Tenant, at its expense, shall keep in effect commercial general liability insurance, including blanket contractual liability insurance, covering Tenant's use of the Property, with such coverages and limits of liability as Landlord may reasonably require, but not less than combined single limits of $5,000,000 per occurrence and in the aggregate for bodily injury or property damage; however, such limits shall not limit Tenant's liability hereunder. The policy shall name Landlord, Liberty Property Trust and any other associated or affiliated entity as their interests may appear and at Landlord's request, any Mortgagee(s), as additional insureds, shall be written on an "occurrence" basis and not on a "claims made" basis and shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord and to provide that it shall not be cancelable or reduced without at least 30 days prior notice to Landlord. The insurer shall be authorized to issue such insurance, licensed to do business and admitted in the state in which the Property is located and rated at least A VII in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date or any earlier date on which Tenant accesses the Premises, and at least 30 days prior to the date of each policy renewal, a certificate of insurance evidencing such coverage.

     (C) Landlord and Tenant each waive, and release each other from and against, all claims for recovery against the other for any loss or damage to the property of such party arising out of fire or other casualty coverable by a standard "Causes of Loss-Special Form" property insurance policy with, in the case of both Landlord and Tenant, such endorsements and additional coverages as are considered good business practice in such party's business, even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents. This waiver and release is effective regardless of whether the releasing party actually maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation, and shall have the insurance company include an endorsement acknowledging this waiver, if necessary. Tenant assumes all risk of damage of Tenant's property within the Property, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause.

     (D) Subject to subsection (c) above, Tenant will indemnify, defend, and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Landlord or its Agents arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Property by Tenant or its Agents or occasioned wholly or in part by any negligent act or omission of Tenant or its Agents during the Term, except to the extent such loss, injury or damage was caused by the negligence of Landlord or its Agents. Tenant's obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

     (E) Subject to subsection (c) above, Landlord will protect, indemnify, defend, and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Landlord or its Agents arising out of or in connection with loss of life, personal injury or damage to property caused to any person in or about the Premises which is caused wholly or in part by the negligence of Landlord or its Agents, except to the extent such loss, injury or damage was caused by the negligence of Tenant or its Agents. In case any action or proceeding is brought against Tenant and/or its Agents by reason of the foregoing, Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and approved by Tenant and its Agents. Landlord's obligations pursuant to this Section shall survive the expiration or termination of this lease.

9. MAINTENANCE AND REPAIRS.

     (A) Landlord shall Maintain the: (i) Building footings, foundations, structural steel columns and girders at Landlord's sole expense; (ii) Building roof and exterior walls; (iii) Building Systems; and (iv) Common Areas. Costs incurred by Landlord under the foregoing subsections (ii) (limited to repair costs, and not costs of replacement which shall be at Landlord's sole expense),
(iii) and (iv) will be included in Operating Expenses, provided that to the extent any heating, ventilation and air conditioning system, or other Building System, equipment or fixture exclusively serves the Premises, Landlord may elect either to Maintain the same at Tenant's sole expense and bill Tenant directly or by notice to Tenant require Tenant to Maintain the same at Tenant's expense. If Tenant becomes aware of any condition that is Landlord's responsibility to repair, Tenant shall use reasonable efforts to promptly notify Landlord of the condition. Repairs to the Building by Landlord shall be made with good quality materials, similar or better than those used in the original construction.

     (B) Except as provided in subsection (a) above, Tenant at its sole expense shall Maintain the Premises and all fixtures and equipment in the Premises, except to the extent that Landlord has undertaken responsibility for janitorial and other services. All repairs and replacements by Tenant shall utilize materials and equipment which are comparable to those originally used in constructing the Building and Premises. Alterations, repairs and replacements to the Property, including the Premises, made necessary because of Tenant's Alterations or installations, any use or circumstances special or particular to Tenant, or any act or omission of Tenant or its Agents shall be made by Landlord or Tenant as set forth above, but at the sole expense of Tenant.

     (C) Prior to the Commencement Date, Landlord will have prepared by a qualified HVAC contractor an analysis of the HVAC system providing heating and cooling to the Premises, and will make the repairs to such system recommended by such analysis, at Landlord's sole expense.

10. COMPLIANCE.

     (A) Tenant will, at its expense, promptly comply with all Laws now or subsequently pertaining to Tenant's specific use of the Premises. Tenant will pay any taxes or other charges by any authority on Tenant's property or trade fixtures or relating to Tenant's use of the Premises. Except for those uses permitted under Section 1 of this lease, neither Tenant nor its Agents shall use the Premises in any manner that under any Law would require Landlord to make any Alteration to or in the Building or Common Areas (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises or the Property to be deemed a "place of public accommodation" under the ADA if such use would require any such Alteration). Tenant shall be responsible for compliance with the ADA within the Premises, and any other Laws regarding accessibility, with respect to the interior of the Premises. Landlord shall be responsible for compliance of the exterior walkways and entrances of the Building, the entrances of the Premises and Common Areas with the ADA on the Commencement Date and throughout the term of the lease. Landlord represents and warrants that as of the Commencement Date the exterior walkways and entrances of the Building, the entrances of the Premises and Common Areas, and the interior of the Premises (subject to any Tenant Improvements made by Tenant which affect ADA compliance) will be in compliance with the ADA.

     (B) Tenant will comply, and will cause its Agents to comply, with the Building Rules.

     (C) Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant after written notice by Landlord to Tenant to cease such activity causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional Rent within 30 days after being billed. Landlord has no actual knowledge that any of the permitted uses set forth in Section 1 of this lease would cause a default by Tenant under this subsection (c).

     (D) Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant's business and are conducted in accordance with all Environmental Laws ("Permitted Activities"); (ii) the

Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant's Agents for disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; and (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant's Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing. If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant's Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant's Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, attorneys' fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant's cost. Tenant's obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

11. SIGNS. Tenant shall not place any signs on the Property without the prior consent of Landlord, other than signs that are located wholly within the interior of the Premises and not visible from the exterior of the Premises; provided, however, that Tenant shall be permitted to install one exterior building pin-mounted sign on the Building at the end of the Building wing where the Premises is located opposite Tenant's main entrance, subject to Landlord's approval of the sign size, content, graphics and location, such approval not to be unreasonably withheld and governmental and office park association approvals. Tenant shall maintain all signs installed by Tenant in good condition. Tenant shall remove its signs at the termination of this Lease, shall repair any resulting damage, and shall restore the Property to its condition existing prior to the installation of Tenant's signs.

12. ALTERATIONS. Except for non-structural Alterations that (i) do not exceed $10,000 in the aggregate, (ii) are not visible from the exterior of the Premises, (iii) do not affect any Building System or the structural strength of the Building, (iv) do not require penetrations into the floor, ceiling or walls (excluding typical decorative items such as art), and (v) do not require work within the walls, below the floor or above the ceiling, Tenant shall not make or permit any Alterations in or to the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld. With respect to any Alterations made by or on behalf of Tenant (whether or not the Alteration requires Landlord's consent): (i) not less than 10 days prior to commencing any Alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord, Liberty Property Trust and any other associated or affiliated entity as their interests may appear as additional insureds, (ii) Tenant shall obtain Landlord's prior written approval of any contractor or subcontractor, (iii) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to, and, if required above, approved by Landlord, (iv) Tenant shall pay Landlord all reasonable costs and expenses in connection with Landlord's review of Tenant's plans and specifications, and of any supervision or inspection of the construction Landlord deems necessary, and (v) upon Landlord's request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration shall remain on the Property and become the property of Landlord unless Landlord gives notice to Tenant to remove it, in which event Tenant will remove it, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant's Alteration. At Tenant's request prior to Tenant making any Alterations, Landlord will notify Tenant whether Tenant is required to remove the Alterations at the expiration or termination of this Lease. Tenant may install its trade fixtures, furniture and equipment in the Premises, provided that the installation and removal of them will not affect any structural portion of the Property, any Building System or any other equipment or facilities serving the Building or any occupant. Tenant shall retain ownership of its trade fixtures, equipment and furniture.

13. MECHANICS' LIENS. Tenant promptly shall pay for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises. Tenant shall keep the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Tenant shall take all steps permitted by law in order to avoid the imposition of any such lien. Should any such lien or notice of such lien be filed against the Premises or the Property, Tenant shall discharge the same by bonding or otherwise within 15 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim.

14. LANDLORD'S RIGHT OF ENTRY. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in an emergency) to inspect, Maintain, or make Alterations to the Premises or Property, to exhibit the Premises for the purpose of sale or financing, and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make all reasonable efforts not to inconvenience Tenant or disturb its business activities in exercising such rights, but Landlord shall not be liable for any interference with Tenant's occupancy resulting from Landlord's entry.

15. DAMAGE BY FIRE OR OTHER CASUALTY. If the Premises or Common Areas shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section, shall repair such damage and restore the Premises or Common Areas to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures, equipment, or Alterations installed by or on behalf of Tenant. Landlord shall notify Tenant, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant (unless the damage was caused by Tenant) may terminate this Lease effective as of the date of casualty by giving notice to the other within 10 days after Landlord's notice. If a casualty occurs during the last 12 months of the Term, either party may terminate this Lease by written notice to the other unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty. Moreover, Landlord may terminate this Lease if the loss is not covered by the insurance required to be maintained by Landlord under this Lease. Tenant will receive an abatement of Monthly Rent to the extent the Premises are rendered untenantable as a result of the casualty.

16. CONDEMNATION. If (a) all of the Premises are Taken, (b) any part of the Premises is Taken and the remainder is insufficient in Landlord's opinion for the reasonable operation of Tenant's business, or (c) any of the Property is Taken, and, in Landlord's opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder, then this Lease shall terminate as of the date the condemning authority takes possession. If this Lease is not terminated, Landlord shall restore the Building to a condition as near as reasonably possible to the condition prior to the Taking, the Monthly Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion to the square foot area untenantable, and this Lease shall be amended appropriately. The compensation awarded for a Taking shall belong to Landlord, except for any relocation benefits or compensation relating solely to Tenant's leasehold estate, provided that the compensation to Landlord is not reduced thereby. Except for any relocation benefits and claims relating to Tenant's leasehold estate to which Tenant may be entitled, Tenant hereby assigns all claims against the condemning authority to Landlord.

17. QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease.

18. ASSIGNMENT AND SUBLETTING.

     (A) Except as provided in Section (b) below, Tenant shall not enter into nor permit any Transfer voluntarily or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, Tenant agrees that Landlord's consent shall not be considered unreasonably withheld if (i) the proposed transferee is an existing tenant of Landlord or an affiliate of Landlord in the Building, (ii) the business, business reputation or creditworthiness of the proposed transferee is reasonably deemed unacceptable to Landlord, (iii) Landlord or an affiliate of Landlord has comparable space available for lease by the proposed transferee in the Building, or (iv) Tenant is in default under this Lease or any act or omission has occurred which would constitute a default with the giving of notice and/or the passage of time. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. In no event shall any Transfer relieve Tenant from any obligation under this Lease. Landlord's acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transfer not in conformity with this
Section 18 shall be void at the option of Landlord.

     (B) Landlord's consent shall not be required in the event of any Transfer by Tenant to an Affiliate provided that (i) the Affiliate has a tangible net worth at least equal to that of Tenant as of the date of this Lease, (ii) Tenant provides Landlord notice of the Transfer at least 15 days prior to the effective date, together with current financial statements of the Affiliate certified by an executive officer of the Affiliate, and (iii) in the case of an assignment or sublease, Tenant delivers to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the Affiliate, together with a certificate of insurance evidencing the Affiliate's compliance with the insurance requirements of Tenant under this Lease.

     (C) The provisions of subsection (a) above notwithstanding, if Tenant proposes to Transfer all of the Premises (other than to an Affiliate), Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If Tenant proposes to enter into a Transfer of less than all of the Premises (other than to an Affiliate), Landlord may amend this Lease to remove the portion of the Premises to be transferred, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If this Lease is not so terminated or amended, Tenant shall pay to Landlord, immediately upon receipt, fifty percent (50%) of the excess of (i) all compensation received by Tenant for the Transfer over (ii) the Rent allocable to the Premises transferred.

     (D) If Tenant requests Landlord's consent to a Transfer, Tenant shall provide Landlord, at least 15 days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee's compliance with the insurance requirements of Tenant under this Lease. Tenant agrees to reimburse Landlord for reasonable administrative and attorneys' fees in connection with the processing and documentation of any Transfer for which Landlord's consent is requested.

19. SUBORDINATION; MORTGAGEE'S RIGHTS.

     (A) Tenant accepts this Lease subject and subordinate to any Mortgage now or in the future affecting the Premises, provided that Tenant's right of possession of the Premises shall not be disturbed by the Mortgagee so long as Tenant is not in default under this Lease. This clause shall be self-operative, but within 10 days after request, Tenant shall execute and deliver any further instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request. However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee's rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease.

     (B) No Mortgagee shall be (i) liable for any act or omission of a prior landlord, (ii) subject to any rental offsets or defenses against a prior landlord, (iii) bound by any amendment of this Lease made without its written consent, or (iv) bound by payment of Monthly Rent more than one month in advance or liable for any other funds paid by Tenant to Landlord unless such funds actually have been transferred to the Mortgagee by Landlord.

     (C) The provisions of Sections 15 and 16 above notwithstanding, Landlord's obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.

20. TENANT'S CERTIFICATE; FINANCIAL INFORMATION. Within 10 business days after Landlord's request from time to time, (a) Tenant shall execute, acknowledge and deliver to Landlord, for the benefit of Landlord, Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord's interest in the Property, an estoppel certificate in the form of attached EXHIBIT "C" (or other form requested by Landlord), modified as necessary to accurately state the facts represented, and (b) Tenant shall furnish to Landlord, Landlord's Mortgagee, prospective Mortgagee and/or prospective purchaser reasonably requested financial information.

21. SURRENDER.

     (A) On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, except for ordinary wear and tear, and except for casualty damage or other conditions that Tenant is not required to remedy under this Lease. Prior to the expiration or termination of this Lease, Tenant shall remove from the Property all furniture, trade fixtures, equipment and all other personal property installed by Tenant or its assignees or subtenants, and unless Landlord directs otherwise, all wiring and cabling installed in the Premises by Tenant. Tenant shall repair any damage resulting from such removal and shall restore the Property to good order and condition. Any of Tenant's personal property not removed as required shall be deemed abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property, but such proceeds shall offset the costs in removing and selling such property. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord the costs incurred by Landlord to restore the condition of the Premises.

     (B) If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant's occupancy of the Premises shall be that of a tenancy at will. Tenant's occupancy during any holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that the Monthly Rent shall be 150% of the Monthly Rent payable for the last full month immediately preceding the holdover. No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise except as otherwise agreed by the parties in writing. Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant except as otherwise agreed by Landlord and Tenant in writing shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of a Tenant default, and Tenant shall be liable for all damages, including consequential damages, that Landlord suffers as a result of the holdover.

22. DEFAULTS - REMEDIES.

     (A) It shall be an Event of Default:

         (i) If Tenant does not pay in full when due any and all Rent and, except as provided in Section 22(d) below, Tenant fails to cure such default on or before the date that is 7 calendar days after Landlord gives Tenant notice of default;

         (ii) If Tenant enters into or permits any Transfer in violation of
Section 18 above;

         (iii) If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Section 22(d) below, Tenant fails to cure the default on or before the date that is 10 calendar days after Landlord gives Tenant written notice of default; provided, however, if the default cannot reasonably be cured within 10 calendar days following Landlord's giving of written notice, Tenant shall be afforded additional reasonable time (not to exceed 30 days following Landlord's notice) to cure the default if Tenant begins to cure the default within 10 calendar days following Landlord's notice and continues diligently in good faith to completely cure the default; or

         (iv) If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than 60 consecutive days.

     (B) If an Event of Default occurs, Landlord shall have the following rights and remedies:

         (i) Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord (together with an administrative fee of 15% thereof) in curing the default, plus interest at the Interest Rate from the respective dates of Landlord's incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;

         (ii) To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property, by action at law or otherwise, without being liable for prosecution or damages. Landlord may, at Landlord's option, make Alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency (taking into account all costs incurred by Landlord) that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

         (iii) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable; and

         (iv) To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

     (C) Intentionally Deleted.

     (D) Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure provided in Section 22(a) above more than twice in any consecutive 12-month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, and (ii) Landlord shall not be required to give such notice prior to exercising its rights if Tenant fails to comply with the provisions of Sections 13, 20 or 27 or in an emergency.

     (E) No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder, but the proceeds of such mitigation shall be offset against such damages. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. Except as otherwise agreed by the parties in writing, no payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's right to pursue any other available remedy.

     (F) If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

     (G) Landlord and Tenant waive the right to a trial by jury in any action or proceeding based upon or related to, the subject matter of this Lease.

     (H) When this Lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this Lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.

                                                  NEOWARE SYSTEMS, INC.

                                                  BY:
                                                     ---------------------------

     (I) The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises.

     (J) TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (I) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (II) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER AND (III) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON.

                                                  NEOWARE SYSTEMS, INC.

                                                  BY:
                                                     ---------------------------

23. TENANT'S AUTHORITY. Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, and (b) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant. Landlord represents and warrants to Tenant that: (a) Landlord is duly formed, validly existing and in good standing under the laws of the state under which Landlord is organized, and qualified to do business in the state in which the Property is located, and (b) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Landlord.

24. LIABILITY OF LANDLORD. The word "LANDLORD" in this Lease includes the Landlord executing this Lease as well as its transferees, successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord, provided that any such transferee, successor or assign has assumed Landlord's obligations and covenants under this Lease. . Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability upon transfer of such portion to its successor in interest). Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue. Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord notice specifying the default and Landlord fails to cure the default within a reasonable period following Tenant's notice. In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises; Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of any claim by Tenant against Landlord.

25. MISCELLANEOUS.

     (A) The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.

     (B) This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "including" followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word "person" includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

     (C) Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

     (D) If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This Lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

     (E) This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives and permitted successors and assigns. All persons liable for the obligations of Tenant under this Lease shall be jointly and severally liable for such obligations.

     (F) Tenant shall not record this Lease or any memorandum without Landlord's prior consent.

26. NOTICES. Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1 above (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated in writing by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord.

27. SECURITY DEPOSIT. At the time of signing this Lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. Tenant shall not be entitled to any interest on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant's default under this Lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after demand, Tenant shall pay Landlord cash in an amount equal to that portion of the Security Deposit used by Landlord. If Tenant complies fully and faithfully with all of the provisions of this Lease, the Security Deposit shall be returned to Tenant within sixty (60) days after the Expiration Date and surrender of the Premises to Landlord. In the event of any transfer or assignment of the Lease by Landlord, Landlord shall transfer or assign the Security Deposit.

         Landlord and Tenant have executed this Lease on the respective date(s) set forth below.


                                         LANDLORD:

                                         LIBERTY PROPERTY LIMITED PARTNERSHIP

                                         By:  Liberty Property Trust,
                                              Sole General Partner


Date signed:
                                              By: /s/ James J. Mazzarelli, Jr.
                                                  ----------------------------
August 2, 2005                                    Name: James J. Mazzarelli, Jr.
                                                  Title: Senior Vice President/
                                                         City Manager



Date signed:                             TENANT:

August 2, 2005                           NEOWARE SYSTEMS, INC.
--------------


Attest:

                                         By:  /s/ Eric N. Rubino
-----------------------------                 ------------------
Name:                                         Name: Eric N. Rubino
Title:                                        Title: Chief Operating Officer

                           RIDER 1 TO LEASE AGREEMENT
                           --------------------------
                            (MULTI-TENANT INDUSTRIAL)

                             ADDITIONAL DEFINITIONS

"ADA" means the Americans With Disabilities Act of 1990 (42 U.S.C. ss. 1201 et seq.), as amended and supplemented from time to time.

"Affiliate" means (i) any entity controlling, controlled by, or under common control of, Tenant, (ii) any successor to Tenant by merger, consolidation or reorganization, and (iii) any purchaser of all or substantially all of the assets of Tenant as a going concern.

"Agents" of a party means such party's employees, agents, representatives, contractors, licensees or invitees.

"Alteration" means any addition, alteration or improvement to the Premises or Property, as the case may be.

"Building Rules" means the rules and regulations attached to this Lease as EXHIBIT "B" as they may be amended from time to time.

"Building Systems" means any electrical, mechanical, structural, plumbing, heating, ventilating, air conditioning, sprinkler, life safety or security systems serving the Building.

"Common Areas" means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building or Property, including, if applicable, driveways, sidewalks, parking, loading and landscaped areas.

"Environmental Laws" means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment.

"Event of Default" means a default described in Section 22(a) of this Lease.

"Hazardous Materials" means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law.

"Interest Rate" means interest at the rate of 1 1/4% per month.

"Land" means the lot or plot of land on which the Building is situated or the portion thereof allocated by Landlord to the Building.

"Laws" means all laws, ordinances, rules, orders, regulations, guidelines and other requirements of federal, state or local governmental authorities or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property.

"Lease Year" means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first Lease Year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12-month period thereafter during the Term.

"Maintain" means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject the Building, Property and Building Systems in good condition and repair.

"Monthly Rent" means the monthly installment of Minimum Annual Rent plus the monthly installment of estimated Annual Operating Expenses payable by Tenant under this Lease.

"Mortgage" means any mortgage, deed of trust or other lien or encumbrance on Landlord's interest in the Property or any portion thereof, including without limitation any ground or master lease if Landlord's interest is or becomes a leasehold estate.


                              Riders - Page 1 of 2

Mortgagee" means the holder of any Mortgage, including any ground or master lessor if Landlord's interest is or becomes a leasehold estate.

"Operating Expenses" means, subject to the changes made to provisions 6 and 9 of the Lease Agreement, all costs, charges and expenses incurred or charged by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Property, including, but not limited to, (i) the standard retail rates for any utilities provided by Landlord pursuant to Section 7 of this Lease, (ii) the cost of insurance carried by Landlord pursuant to
Section 8 of this Lease together with the cost of any commercially reasonable deductible paid by Landlord in connection with an insured loss, (iii) Landlord's cost to Maintain the Property, subject to the provisions of Section 9 of this Lease, (iv) the cost of trash collection, (v) all levies, taxes (including real estate taxes and sales taxes), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Property, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest in the Property, (vi) the annual amortization (over their estimated economic useful life or payback period, whichever is shorter) of the costs (including reasonable financing charges) of capital improvements or replacements, (vii) a management and administrative fee (5% as of the Commencement Date, and not to exceed 6% during the term of the Lease), and (viii) a tenant service charge (for maintenance and property management services provided by Landlord; the tenant service charge is included in Annual Operating Expenses). The foregoing notwithstanding, Operating Expenses will not include: (i) depreciation on the Building, (ii) financing and refinancing costs (except as provided above), interest on debt or amortization payments on any mortgage, or rental under any ground or underlying lease, (iii) leasing commissions, advertising expenses, tenant improvements or other costs directly related to the leasing of the Property, or (iv) gross receipts, income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Operating Expenses above. If Landlord elects to prepay real estate taxes during any discount period, Landlord shall be entitled to the benefit of 50% any such prepayment. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease provided that the Landlord's charges included in Operating Expenses for any such services shall not exceed competitive market rates for comparable services and are provided in a manner consistent with industry standards for such services.

"Property" means the Land, the Building, the Common Areas, and all appurtenances to them.

"Rent" means the Minimum Annual Rent, Annual Operating Expenses and any other amounts payable by Tenant to Landlord under this Lease.

"Taken" or "Taking" means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.

"Tenant's Share" means the percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building, as set forth in Section 1 of this Lease.

"Transfer" means (i) any assignment, transfer, pledge or other encumbrance of all or a portion of Tenant's interest in this Lease, (ii) any sublease, license or concession of all or a portion of Tenant's interest in the Premises, or (iii) any transfer of a controlling interest in Tenant.

                              Riders - Page 2 of 4

                           RIDER 2 TO LEASE AGREEMENT
                           --------------------------

28.  TENANT IMPROVEMENTS; TENANT ALLOWANCE.

     (A) LANDLORD'S WORK. Prior to October 15, 2005, Landlord at its expense shall (i) install a wall to demise the Premises from other areas of the Building, (ii) construct a multi-tenant lobby in accordance with the plan attached hereto as EXHIBIT "D", and (iii) install a new tenant suite double door entrance for the Premises which similar to the existing doors, made of cherry wood and utilizing similar hardware. Prior to November 1, 2005, Landlord at its expense shall (i) install sub-meter for the measuring of electricity and gas use within the Premises, and (ii) modify the electrical room to provide access from the exterior to the Building

     (B) TENANT IMPROVEMENTS BY TENANT. Tenant shall complete the tenant improvements to the Premises for Tenant's occupancy in accordance with (i) the plans and specifications submitted to and approved in writing by Landlord (the "Tenant Improvements") and (ii) Section 12 of this Lease.

     (C) CONSTRUCTION STANDARDS. Whether constructed by Landlord or Tenant, all construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all Laws.

     (D) TENANT ALLOWANCE. Tenant shall pay the costs, expenses and fees incurred for the construction of the Tenant Improvements, including without limitation (i) architectural, engineering and design costs, (ii) the cost charged to Tenant by the general contractor and all subcontractors for performing such construction, (iii) the cost to Landlord of performing directly any portion of such construction, (iv) project management fees, (v) construction permit fees, (vi) costs of built-in furniture, (vii) mechanical and structural engineering fees (together, the "Tenant Improvement Costs"), and (vii) out of pocket third party costs for the installation of data and telecommunications wring in the Premises; provided, however, that Landlord agrees to credit Tenant with an allowance equal to the lesser of the Tenant Improvement Costs or $157,790.00 (the "Tenant Allowance"). Tenant shall promptly pay all Tenant Improvement Costs, and shall submit invoices to Landlord for reimbursement of Tenant Improvement Costs, certified by the Tenant's architect. The Tenant Allowance will be paid to Tenant at the completion of all work in one payment.

29. JANITORIAL SERVICES. Upon not less than thirty (30) days written notice to Landlord, Tenant may elect to perform the janitorial services in the Premises and to provide janitorial supplies for the Premises. For any period in which Tenant provides janitorial services and provides janitorial supplies for the Premises, operating expenses charged to Tenant shall then be decreased by the costs which otherwise would have been incurred by Landlord for such services and supplies.

30. OPTION TO EXTEND TERM. Provided that Landlord has not given Tenant notice of default more than two (2) times in the twenty four (24) months immediately preceding the exercise of this option to extend, that there then exists no event of default by Tenant under this Lease nor any event that with the giving of notice and/or the passage of tune would constitute a default, and that Tenant occupies all of the Premises, Tenant shall have the right and option to extend the Term for one (1) additional period of thirty-six (36) months, exercisable by giving Landlord prior written notice, at least twelve (12) months in advance of the Expiration Date, of Tenant's election to extend the Term; it being agreed that time is of the essence and that this option is personal to Tenant and is non-transferable to any assignee or sublessee or other party. Within fifteen
(15) days after receipt of Tenant's Extension Notice, Landlord shall notify Tenant of Landlord's calculation of rent, which shall be equivalent to Fair Market Rental Value (as defined below and certified as Landlord's estimate by an officer of Landlord) as reasonably determined by Landlord, which Landlord proposes to be applicable to the Extension Term ("Landlord's Notice of Extension Rent Terms"). Landlord shall include with Landlord's Notice of Extension Rent Terms data in support of Landlord's calculation of Fair Market Rental Value. Within fifteen (15) days following Tenant's receipt of Landlord's Notice of Extension Rent Terms, Tenant shall notify Landlord in writing (the "Tenant Response") that Tenant either (1) elects to extend the Term for the Extension Term and accepts Landlord's calculation of rent for the Extension Term, or (2) elects to extend the Term for the Extension Term, but disagrees with Landlord's calculation of rent and elects to submit the determination of rent applicable to the Extension Term to arbitration as set forth in sub-section (f) below (the "Arbitration Election"). If Tenant fails to issue the Tenant's Response within the time and in the manner set forth herein, Tenant will be deemed to have rejected Landlord's determination of Fair Market Rental Value. If Tenant exercises its option to extend as set forth above, such extension shall be under the same terms and conditions as provided in this Lease except as follows:

     (a) The additional period shall begin on the Expiration Date, as such date may have been extended, and thereafter the Expiration Date shall be deemed to be that date which is the third (3rd) anniversary of the previous Expiration Date.

                              Riders - Page 3 of 4

     (b) The rent payable by Tenant shall be the Fair Market Rental Value, as defined below, as of the commencement of the Extension Term; provided, however, that in no event shall the sum of the rent payable by Tenant during any calendar year of any Extension Term be less than the rent payable by Tenant during the last twelve (12) calendar months of the initial Term.

     (c) All references to the Term in this Lease shall be deemed to mean the Term as extended pursuant to this Section.

     (d) Tenant shall have no further right to extend the Term.

     (e) For the purposes of this Section 30, "Fair Market Rental Value" shall mean, as of the date in question, the then current annual rental charge, including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed in comparable space located in the Building, the office park of which the Building is a part, and leases or agreements to lease then currently being negotiated or executed for comparable space located elsewhere in office buildings located in the King of Prussia, Pennsylvania area, for a term commencing on or about the then scheduled Expiration Date of this Lease. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of Building, condition of the premises, economic concessions (including tenant improvements being performed by landlords for tenants, or tenant improvement allowances being granted by landlords to tenants), then being granted by Landlord to tenants and services provided by the Landlord.

     (f) If the Tenant Response is the Arbitration Election, Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the Arbitration Election and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the Philadelphia Board of Realtors (or such organization as may succeed to said Philadelphia Board of Realtors) and request him to select an impartial third arbitrator, who shall be an office building owner, a real estate counselor or a broker familiar with similar types of suburban office properties, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant's obligation to pay Rent based upon such Fair Market Rental Value, then Tenant shall pay Minimum Annual Rent and other charges under the Lease for the Premises based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Rent and other charges to Landlord, or Landlord shall refund any overpayment of Rent and other charges to Tenant.

31. VISITOR PARKING. Landlord shall provide ten (10) "visitor" parking spaces proximate to the main Building entrance.

32. BROKER.

     (a) Tenant and Landlord represent and warrant to each other that GVA Smith Mack is the only broker or finder that either has had any dealings, negotiations or consultations with relating to the Premises or this transaction and that no other broker or finder called the Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations relating to the Premises or this lease. Such named broker is entitled to a commission on an "if, as and when" rent is collected basis, which shall be paid by Landlord.

     (b) Tenant agrees to be responsible for, indemnify, defend and hold harmless Landlord from and against all costs, fees (including, without limitation, attorney's fees), expenses, liabilities and claims incurred or suffered by Landlord arising from any breach by Tenant of Tenant's foregoing representation and warranty, excluding any other broker retained by Tenant in connection with an expansion or renewal of whom Tenant notifies Landlord. Landlord agrees to be responsible for, indemnify, defend and hold harmless Tenant from and against all costs, fees (including, without limitation, attorney's fees), expenses, liabilities and claims incurred or suffered by Tenant arising from any breach by Landlord of Landlord's foregoing representation and warranty.

                              Riders - Page 4 of 4

                                   EXHIBIT "A"

                                PLAN OF PREMISES
                                ----------------

                                   EXHIBIT "B"

                                 BUILDING RULES
                                 --------------

     1. Any sidewalks, lobbies, passages and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

     2. The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

     3. Tenant shall not impair in any way the fire safety system and shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord's prior written permission.

     4. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord's prior written consent, any shades, blinds or curtains in the Premises.

     5. Without Landlord's prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the Lease. If Tenant elects to seal the floor, Tenant shall seal the entire unfinished floor area within the Premises.

     6. Tenant shall not change any locks nor place additional locks upon any doors. Tenant shall have the right to install a card access security system in the Premises.

     7. Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than handicap assistance dogs in the company of their masters be brought into or kept in or about the Property.

     8. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

     9. Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building.

     10. The use of rooms as sleeping quarters is strictly prohibited at all times.

     11. Tenant shall have the right, at Tenant's sole risk and responsibility, to use only Tenant's Share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight without Landlord's prior written approval. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner's sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any reasonable measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

     12. If Landlord designates the Building as a non-smoking building, Tenant and its Agents shall not smoke in the Building nor at the Building entrances and exits. Landlord and Tenant shall mutually agree upon a location at the exterior of the Building where smoking will be permitted by Tenant's employees and invitees.

     13. If at Tenant's request, Landlord consents to Tenant having a dumpster at the Property, Tenant shall locate the dumpster in the area designated by Landlord and shall keep and maintain the dumpster clean and painted with lids and doors in good working order and, at Landlord's request, locked.

     14. Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: cleaners, security guards/monitors, trash haulers, telecommunications installers/maintenance).

     15. Tenant shall comply with any move-in/move-out rules provided by Landlord.

     16. Tenant shall cause all of Tenant's Agents to comply with these Building Rules.

     17. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord's reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this section, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with nor shall unreasonably hinder the proper and rightful enjoyment of the Premises by Tenant for the purposes permitted under the Lease.

     18. These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such nonenforcement will not constitute a waiver as to Tenant.

                                   EXHIBIT "C"

                           TENANT ESTOPPEL CERTIFICATE
                           ---------------------------

     Please refer to the documents described in Schedule 1 hereto, (the "Lease Documents") including the "Lease" therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the "Beneficiaries") that as of the date hereof:

     1. The information set forth in attached Schedule 1 is true and correct.

     2. Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule l, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

     3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

     4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant's knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.

     5. Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1. Tenant has paid a Security Deposit.

     6. To Tenant's knowledge, (i) there are no uncured defaults on the part of Landlord under the Lease Documents; and (ii) there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder. At the present time Tenant has no claim against Landlord under the Lease Documents. Tenant has not sent any notice of default under the Lease Documents to Landlord.

     7. Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

     8. No action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

     9. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Beneficiaries will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

     10. This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Beneficiaries.

     IN WITNESS WHEREOF, Tenant has executed this Certificate this ____ day of __________, 2____.


                                        ________________________________________
                                        Name of Tenant


                                        By:_____________________________________
                                        Title:__________________________________

                    SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

                 Lease Documents, Lease Terms and Current Status
                 -----------------------------------------------

A. Date of Lease:

B. Parties:

   1. Landlord:

   2. Tenant:

C. Premises:

D. Modifications, Assignments, Supplements or Amendments to Lease:

E. Commencement Date:

F. Expiration of Current Term:

G. Option Rights:

H. Security Deposit Paid to Landlord: $

I. Current Minimum Annual Rent: $

J. Current Annual Operating Expenses: $

K. Current Total Rent: $

                                   EXHIBIT "D"

                             MULTI-TENANT LOBBY PLAN
                             -----------------------























                                      C-1